                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MEDI-JECT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              MEDI-JECT CORPORATION
                          161 CHESHIRE LANE, SUITE 100
                            PLYMOUTH, MINNESOTA 55441
                                  612-475-7700

                                                                  April 15, 1998



Dear Shareholder:


You are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:30 a.m. on Tuesday, May19, 1998 at the Company's offices located at 161 Cheshire Lane, Suite 100, Plymouth, Minnesota.

The Notice of Annual Meeting and the Proxy Statement which follow describe the matters on which action will be taken. During the meeting we will also review the activities of the past year and items of general interest about the Company.


In addition to electing two members of the Board of Directors and approving the independent auditors, you are being asked to vote on one other proposal. This proposal relates to your Board of Directors recommendation to approve the Medi-Ject Corporation 1998 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"). The Directors' Plan is a stock-based incentive plan intended to motivate non-employee Directors and to promote the long-term value of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL THREE PROPOSALS.

Only shareholders of record at the close of business on March 25, 1998 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

We hope you will join us on May 19th for our Annual Meeting, but we know that every shareholder may not be able to do so. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE RETURN YOUR SIGNED PROXY AS SOON AS POSSIBLE.


                                            Sincerely,


                                            /s/ Franklin Pass
                                            Franklin Pass, M.D.,
                                            Chairman, President and
                                              Chief Executive Officer

                              MEDI-JECT CORPORATION
                          161 Cheshire Lane, Suite 100
                            Plymouth, Minnesota 55441

                     ---------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 19, 1998


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Medi-Ject Corporation, a Minnesota corporation, will be held on Tuesday, May 19, 1998 at 10:30 a.m. at the offices of the Company located at 161 Cheshire Lane, Plymouth, Minnesota 55441, for the following purposes:

     1.   To elect two (2) directors.

     2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company.

     3. To approve the Medi-Ject Corporation 1998 Stock Option Plan for Non-Employee Directors (the "Directors' Plan").

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

All shareholders of record on the transfer books of the Company as of the close of business on Wednesday, March25, 1997 will be entitled to vote at the meeting.

YOUR ATTENTION IS DIRECTED TO THE ENCLOSED PROXY. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.



                                   By order of the Board of Directors,



                                   /s/ Mark S. Derus
                                   Mark S. Derus
                                   Secretary



Dated:  April 15, 1998

                               PROXY STATEMENT OF
                              MEDI-JECT CORPORATION
             161 Cheshire Lane, Suite 100, Plymouth, Minnesota 55441

                       -----------------------------------

                    Annual Meeting of Shareholders to be held
                                  May 19, 1998


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Medi-Ject Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on May 19, 1998. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was April15, 1998. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to use by giving notice of such revocation to the Company in writing or in open meeting. Unless so revoked, the shares represented by such proxy will be voted at the meeting and at any adjournment or adjournments thereof in the manner specified. If no direction is made, the proxy will be voted for the election of the nominees for directors named in this Proxy Statement, for the approval of the Medi-Ject Corporation 1998 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") and for the ratification of KPMG Peat Marwick LLP as the Company's independent auditors. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke the proxy. Only shareholders of record at the close of business on March 25, 1998 will be entitled to vote at the meeting or any adjournment or adjournments thereof.

Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting and such inspectors will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

The Company has outstanding only one class of voting securities, common stock, $.01 par value ("Common Stock"). As of the close of business on the record date, March 25, 1998, 7,071,589 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote. Cumulative voting for the election of directors is not permitted.

                              ELECTION OF DIRECTORS
                           (Item 1 on the Proxy Card)


The Company's Second Amended and Restated Articles of Incorporation provide that the Board of Directors be divided into three classes of directors of as nearly equal size as possible. The members of each class are elected to serve a three-year term, and the terms are staggered. The terms of Geoffrey Guy and Fred Shapiro will expire at the 1998 Annual Meeting of Shareholders; the terms of Franklin Pass, Stanley Goldberg and Norman Jacobs will expire at the 1999 Annual Meeting of Shareholders; and the terms of Kenneth Evenstad and Karl Groth expire at the 2000 Annual Meeting of Shareholders. Vacancies on the Board of Directors and newly created directorships can be filled by the vote of a majority of the directors then in office.

The Board of Directors has nominated and recommended that Geoffrey Guy and Fred Shapiro be elected as Directors at the 1998 Annual Meeting of Shareholders, each to hold office until the Annual Meeting of Shareholders in the year 2001 or until his respective successor is duly elected and qualified.

Each of the nominees is currently a member of the Company's Board of Directors and has indicated a willingness to serve as a director if elected. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion, unless an instruction to the contrary is indicated on the proxy. The Company has no reason to believe that any nominee will be unable to serve as a director if elected.

The accompanying proxy will be voted in favor of the election of the nominees of directors, unless the shareholder giving the proxy indicates to the contrary on the proxy. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the election of directors and present, in person or by proxy, at the Annual Meeting is required for election to the Board of Directors of each of the two nominees named below.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING, IS NECESSARY FOR APPROVAL OF THE AMENDMENT TO ELECT TWO (2) DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

Certain information concerning the nominees and other directors follows:


       Nominations for Election at the 1998 Annual Meeting of Shareholders

                           AGE
                           ---
GEOFFREY GUY, M.D.          43       Dr. Guy joined the Board of Directors in
                                     November 1993 and is a member of the
                                     Compensation Committee of the Board of
                                     Directors. In 1985, Dr. Guy founded Ethical
                                     Holdings plc ("Ethical"), a company that develops new transdermal and oral drug delivery systems and was its Chairman and Chief Executive Officer until December
                                     1997. Dr. Guy holds a Diploma of
                                     Pharmaceutical Medicine from the British
                                     Royal College of Physicians.

FRED L. SHAPIRO, M.D.       63       Dr. Shapiro joined the Board of Directors
                                     in September 1992. He is Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors.
                                     Dr. Shapiro is currently a consultant to Hennepin Faculty Associates, an organization of the medical staff of the Hennepin County Medical Center in
                                     Minneapolis, Minnesota, of which he was
                                     President from 1983 until his retirement in 1995. Dr. Shapiro is a nephrologist who has authored or co-authored more than 100 published medical and scientific articles.
                                     Dr. Shapiro was also a co-founder of
                                     Minntech, a company that designs and
                                     manufactures
                                     medical equipment. He has been a director of Minntech since its incorporation in 1974.

  Directors Whose Terms Continue Until the 1999 Annual Meeting of Shareholders

FRANKLIN PASS, M.D.         61       Dr. Pass joined the Company as a director
                                     and consultant in January 1992 and has
                                     served as the Company's President, Chief
                                     Executive Officer and Chairman of the Board of Directors since February 1993. From 1990 to 1992, Dr. Pass served as President of International Agricultural Investments,
                                     Ltd., an agricultural technology consulting and investment company. Dr. Pass, a physician and scientist, was Director of the Division of Dermatology at Albert
                                     Einstein College of Medicine from 1967 to
                                     1973, the Secretary and Treasurer of the American Academy of Dermatology from 1978 to 1981 and the co-founder and Chief
                                     Executive Officer of Molecular Genetics,
                                     Inc., now named MGI Pharma, Inc., from 1979
                                     to 1986. He is the author of more than 40 published medical and scientific articles.
                                     Dr. Pass also serves on the board of
                                     directors of Ringer Corporation, a leading manufacturer of garden pesticides.

Norman A. Jacobs            60       Mr. Jacobs joined the Board of Directors in
                                     January 1996. Since March 1998, Mr. Jacobs has been Vice President, Business
                                     Development, Worldwide Injection Systems,
                                     Becton Dickinson and Company ("Becton
                                     Dickinson"). From 1990 to 1998, Mr.Jacobs had been the President of Becton Dickinson
                                     Transdermal Systems and Becton Dickinson
                                     Advanced Injection Systems, both of which are divisions of Becton Dickinson. Mr.
                                     Jacobs also serves on the board of
                                     directors of Seragen, Inc., a
                                     biopharmaceutical company.

STANLEY GOLDBERG            51       Mr. Goldberg joined the Board of Directors
                                     in February 1998. Mr. Goldberg has been the Chairman of Ringer Corporation since 1996,
                                     Chief Executive Officer since 1993 and its
                                     President since September 1992. From 1990 to 1992, Mr. Goldberg was Vice President and General Manager of Thomson, S.A., World
                                     Wide Audio Division, and, from 1988 to
                                     1990, General Manager of Thomson S.A.,
                                     Audio Americas Operations. Thomson, S.A. is a defense and electronics company. From
                                     1986 to 1988, Mr. Goldberg was Manager of
                                     Product Development for General Electric
                                     Company, a consumer and industrial products and defense company. Mr. Goldberg also held various positions in marketing and management at General Electric. Mr.
                                     Goldberg also is a director of
                                     Destron-Fearing.

  Directors Whose Terms Continue Until the 2000 Annual Meeting of Shareholders

KENNETH EVENSTAD            54       Mr. Evenstad joined the Board of Directors
                                     in May 1993 and is a member of the Audit
                                     Committee of the Board of Directors. Since
                                     1969, Mr. Evenstad has been the Chairman and Chief Executive Officer of Upsher-Smith
                                     Laboratories, Inc., a private
                                     pharmaceutical company specializing in
                                     branded generic cardiovascular drugs. Mr.
                                     Evenstad is a trained pharmacist. Mr.
                                     Evenstad also is a director of Nutrition
                                     Medical, Inc.

KARL E. GROTH               50       Mr. Groth joined the Board of Directors in
                                     February 1998. Mr. Groth is the
                                     President/Chief Executive Officer of First
                                     Circle Medical Inc., a medical device
                                     company that produces equipment related to the treatment of AIDS and hepatitis using hyperthermia. From 1996 to 1997, he was the President and Chief Executive Officer of
                                     Browne Medical Systems, Inc., a medical
                                     device company that produces equipment for the urodynamic market. From 1992 to 1996, Mr.Groth was the Director of Clinical and Regulatory Affairs & Vice President

                                     Sales and Marketing of InStent Inc., a
                                     medical products company. He also has held positions with Medtronic, Inc., the University of Minnesota and Upjohn Pharmaceutical Company.

None of the above directors are related to one another or to any executive officer of the Company.

Mr. Jacobs was elected to the Board of Directors as the designee of Becton Dickinson under an agreement between Becton Dickinson and the Company. The relevant terms of the agreement with Becton Dickinson provide that, so long as Becton Dickinson controls, directly or indirectly, not less than 5% of the capital stock of the Company, the Company shall use its best efforts to nominate and elect to the Board of Directors a person designated by Becton Dickinson and that the Board of Directors shall consist of at least a majority of members who are not employed by the Company. In the event that a person designated by Becton Dickinson shall not be a member of the Board of Directors, Becton Dickinson shall be entitled to notice of and to attend all meetings of the Board of Directors and its committees and shall receive all information distributed to the directors at the same time as the directors and shall receive the same notice of meetings as the directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors met five times during 1997. The Board of Directors did not act by written action during 1997. The Board of Directors has an Audit and a Compensation Committee.

The Audit Committee, consisting of Mr. Evenstad and Dr. Shapiro, met two times during 1997. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, as well as the Company's accounting principles and its systems of internal controls, and reports the results of its review to the full Board of Directors and to management.

The Compensation Committee, consisting of Drs. Shapiro and Guy, met once during 1997. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees and administers the Company's 1993 Stock Option Plan (the "1993 Plan"). The Board of Directors as a whole administers the Company's 1996 Incentive and Stock Option Plan (the "1996 Plan"). A committee composed of members of the Board of Directors will administer the Directors' Plan, if it is approved by the shareholders.

During 1997, each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Committees on which he serves with the exception of Geoffrey Guy who attended 40% of the Board of Directors meetings held during the year and who did not attend the only Compensation Committee meeting held during 1997.

COMPENSATION OF DIRECTORS

The Company has not in the past paid directors' fees. All directors may be reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. In the past, the Board of Directors has made annual discretionary grants of options to purchase shares of Common Stock under the Company's 1993 Plan and the Company's 1996 Plan to certain members of the Board of Directors. The size of these grants has varied from year to year. If the Directors' Plan is approved by the shareholders at the Annual Meeting, each eligible non-employee director will receive an automatic grant of (1) an option to purchase 5,000 shares of the Company's Common Stock as of the day the Directors' Plan was adopted by the Board of Directors (February 11, 1998), (2) an option to purchase 10,000 shares of the Company's Common Stock on the day that the director is first elected to the Board of Directors and (3) an option to purchase 5,000 shares of the Company's Common Stock on the first business day of each calendar year thereafter so long as the director is still a director of the Company on such day.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

The Compensation Committee is responsible for establishing compensation policies for all executive officers of the Company, including the four most highly compensated executive officers named in the accompanying tables (the "Named Executives Officers"). The members of the Compensation Committee are Drs. Shapiro and Guy. The Compensation Committee establishes the total compensation for the executives officers in light of these policies. The Compensation Committee is composed entirely of outside Directors.

The objectives of the Company's executive compensation program are:

     1. to attract and retain superior talent and reward individual performance;

     2. to support the achievement of the Company's financial and strategic goals; and

     3. through stock based compensation, align the executive officers' interests with those of the shareholders of the Company.

The following report addresses the Company's executive compensation policies and discusses factors considered by the Compensation Committee in determining the compensation of the Company's President and Chief Executive Officer and other executive officers for the year ended December 31, 1997.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. To that end, the Compensation Committee has established certain parameters of corporate performance that must be met before the discretionary features of its executive compensation plans apply. These discretionary features include stock option grants and performance bonuses based upon an executive officer's base salary. Absent the discretionary features, the Company's executive officers are paid base salaries that are subject to annual cost-of-living increases, along with periodic adjustments to make such salaries competitive with other similar sized companies in the drug delivery industry. The Company's executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. As a result of the Company's increased emphasis on tying executive compensation to corporate performance, in any particular year the Company's executives may be paid more or less than the executives of other companies in the drug delivery industry. The Company's use of stock option grants as a key component of its executive compensation plans reflects the Compensation Committee's position that stock ownership by management and stock based compensation arrangements are beneficial in aligning management's and shareholders' interests to enhance shareholder value.

BONUSES

Cash bonuses are used to reward executive officers for achievement of financial and technical milestones, as well as for individual performance. No bonuses were awarded to executive officers during 1997.

STOCK OPTIONS

Stock options awarded under the Company's 1993 Plan and the 1996 Plan are intended as incentive compensation and have historically been granted annually to officers and other key employees based on the Company's financial performance and achievement of technical and regulatory milestones. Stock option grants totaling 10,000, 157,500 and 445,000 were granted to two consultants, 39 employees and four executive officers, respectively, during 1997. These grants were made to provide ongoing incentives to the Company's consultants, employees and management.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

Compensation for Dr. Franklin Pass during 1997, as reflected in the Summary Compensation Table on page 9 herein, consisted of base compensation, the grant of one stock option and certain employee benefits. Dr.Pass's base compensation for 1997 was increased 9% from his base salary in 1996 pursuant to the terms of his new employment contract, which was effective in January 1997. An option to purchase 400,000 shares of the Company's Common Stock was granted to him in February 1997. The salary increase and the stock option award reflected the Committee's judgment as to Dr. Pass's individual performance and the overall performance of the Company during 1996.

At this time the Committee has no formal written plan for CEO compensation separate and apart from the Company's general compensation philosophy. Until a plan specific to the CEO is developed, CEO compensation will be based on corporate and individual performance, consistent with guidelines applicable to all key employees.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

                   Fred Shapiro              Geoffrey Guy

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

The Company has written employment agreements with Franklin Pass, M.D., Mark Derus, Todd Leonard and Peter Sadowski.

Employment Agreement with Dr. Pass. Dr. Pass executed a new employment agreement with the Company, effective as of January 1, 1997 (the "1997 Agreement").

The 1997 Agreement provided for a base salary of $210,000 for 1997 and, as to subsequent years, provides for a base salary to be mutually agreed upon prior to the beginning of each year but, in no event, shall his salary for subsequent years be less than his 1997 salary as adjusted for inflation. Pursuant to the terms of the 1997 Agreement, the Company granted to Dr. Pass an option to purchase 400,000 shares of Common Stock at an exercise price equal to $5.38 per share. The option vests in equal monthly installments over a period of four years. The option shall become 100% vested upon Dr. Pass's death or disability or upon a change in control (as such terms are defined in the 1997 Agreement). The 1997 Agreement also contains provisions regarding participation in benefits plans, repayment of expenses, participation as a director or consultant to other companies (which is permitted provided that such participation does not materially detract from his obligations to the Company or violate the terms of the 1997 Agreement), protection of confidential information, noncompetition and ownership of intellectual property. In addition, the 1997 Agreement contains covenants that Dr. Pass will devote substantially all of his time to the Company during the term of his employment. The 1997 Agreement has an initial term through December 31, 2000, which term automatically shall be extended for successive one-year periods unless either party objects by written notice at least 90 days prior to the end of the current term. The 1997 Agreement may be terminated prior to the end of the initial term or any extension thereof upon, among other things, (i) at least 90 days' prior written notice of the Company's intent to terminate the 1997 Agreement or (ii) a material breach by the Company of the 1997 Agreement. In the event that Dr. Pass's employment is terminated based upon events described in (i) or (ii) above, the Company shall pay Dr. Pass severance pay equal to the lesser of (a) his then-current salary for a period of two years or (b) the salary he would otherwise receive for the remainder of the initial four-year term of the 1997 Agreement.

Employment Agreements with Mark Derus, Todd Leonard and Peter Sadowski. Messrs. Derus, Leonard and Sadowski entered into employment agreements with the Company as of January 1, 1997 (each, an "Employment Agreement"). The Employment Agreements provided for 1997 base salaries of $120,000, $110,000 and $112,000 for Messrs. Derus, Leonard and Sadowski, respectively, and, as to subsequent years, provides for a base salary to be mutually agreed upon prior to the beginning of each year but, in no event, shall the salary for subsequent years be less than the 1997 salary as adjusted for inflation. The Employment Agreements also contain provisions regarding participation in benefits plans, repayment of expenses, participation as a director or consultant to other companies (which is permitted provided that such participation does not materially detract from their respective obligations to the Company or otherwise violate the terms of their Employment Agreements), protection of confidential information and ownership of intellectual property. In addition, the Employment Agreements contain covenants not to compete and covenants with respect to non-solicitation and non-interference with the Company's customers, suppliers or employees. The Employment Agreements each have one-year terms which automatically shall be extended for successive one-year periods unless either party objects by written notice at least 90 days prior to the end of the current term. The Employment Agreements may be terminated upon 90 days' notice by the Company.

TRANSACTIONS WITH AFFILIATES

Fred L. Shapiro, M.D. On April 16 and June 4, 1993, Fred L. Shapiro, M.D., a director of the Company, loaned the Company an aggregate of $20,000 pursuant to the terms of certain loan agreements. In partial consideration for these loans, Dr. Shapiro received warrants to purchase an aggregate of 15,234 shares of Common Stock at $1.31 per share, which warrants expire on April 16, 1998 and June 3, 1998. The Company repaid the principal amount of these loans, together with an aggregate of $747 in interest, on October 9, 1993.

Becton Dickinson and Company. On January 25, 1996, the Company and Becton Dickinson entered into a Preferred Stock, Option and Warrant Purchase Agreement pursuant to which Becton Dickinson purchased 761,615 shares of Series C Convertible Preferred Stock for $3.94 per share. Becton Dickinson also received, for no additional consideration, an option (the "Becton Dickinson Option") to purchase 380,808 shares of Common Stock at $4.60 per share and purchased, for $125,000, a warrant (the "Becton Dickinson Warrant") to purchase 1,904,037 shares of Common Stock at $5.91 per share.

At the same time, the Company and Becton Dickinson entered into a Development and License Agreement relating to the further development of the Company's needle-free injection systems and Becton Dickinson's development of certain disposables for use with the Company's systems. The terms of the Development and License Agreement include the grant to Becton Dickinson during the term of the agreement of an exclusive, world-wide license to (i) sell and use certain of the Company's needle-free injection systems that are not designed or calibrated for use with a specific drug made by a specific drug company and that are intended to be distributed primarily through pharmacies for non-professional use and
(ii) make, have made, use, sell and import single- or multiple-use disposable needle-free syringes or other related drug-containing or drug-contacting components for use with certain of the Company's needle-free injection systems.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERSHIP AND MANAGEMENT

The following table sets forth certain information concerning beneficial ownership of the Common Stock of the Company as of March 25, 1998 with respect to (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group.

                                                        SHARES     PERCENTAGE OF
                                                     BENEFICIALLY   OUTSTANDING
     NAME OF BENEFICIAL OWNER                           OWNED(1)       SHARES
     ------------------------                        ------------  -------------
J.P. Morgan & Co. Incorporated (2)                      1,036,600     14.7%
Ethical Holdings plc (3)                                1,224,199     17.3%
Becton Dickinson and Company (4)                        3,046,460     32.6%
Enskilda Kapitalforvaltning (5)                           542,994      7.7%
Franklin Pass, M. D. (6)(7)                               391,243      5.3%
Fred L. Shapiro, M. D. (6)(8)                              91,744      1.3%
Karl Groth (6)                                                  0        *
Kenneth Evenstad (6)(9)                                    15,131        *
Stanley Goldberg (6)                                            0        *
Geoffrey Guy, M.D. (6)(10)                                 15,131        *
Norman A. Jacobs (6)(11)                                        0        *
Mark Derus (6)(12)                                         83,764      1.2%
Todd Leonard (6)(13)                                       59,816        *
Peter Sadowski (6)(14)                                     59,477        *
All directors and executive officers
  as a group (10 persons) (15)                            716,306      9.4%

-------------------
*    Less than 1%.
(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 25, 1998, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.
(2) The address of J.P. Morgan & Co. Incorporated is 60 Wall Street, New York, NY 10260.
(3) The address of Ethical is Gemini House, Bartholomew's Walk, Ely, Cambridgeshire, CB74EA, United Kingdom.
(4) Includes 2,284,845 shares of Common Stock issuable to Becton Dickinson upon the exercise of outstanding options and warrants. The address of Becton Dickinson is 1 Becton Drive, Franklin Lakes, NJ 07417.
(5) The address of Enskilda is c/o Skandinaviska Enskilda Banken, Jakobsbergsgatan 17, Box 16053, 103 21 Stockholm, Sweden. Enskilda is a wholly owned subsidiary of S-E-Banken Fonder AB.
(6) The director's or officer's address is 161 Cheshire Lane, Suite100, Plymouth, MN 55441.
(7) Includes 290,617 shares of Common Stock issuable to Dr.Pass upon the exercise of outstanding options.
(8) Includes 33,029 shares of Common Stock issuable to Dr.Shapiro upon the exercise of outstanding options.
(9) Includes 11,322 shares of Common Stock issuable to Mr.Evenstad upon the exercise of outstanding options.
(10) Includes 11,322 shares of Common Stock issuable to Dr.Guy upon the exercise of outstanding options. Dr. Guy is an approximately 3.8% shareholder of Ethical.
(11) Mr. Jacobs is the Vice President, Business Development, Worldwide Injection Systems of Becton Dickinson.
(12) Includes 72,339 shares of Common Stock issuable to Mr.Derus upon the exercise of outstanding options.
(13) Includes 59,816 shares of Common Stock issuable to Mr.Leonard upon the exercise of outstanding options.
(14) Includes 59,477 shares of Common Stock issuable to Mr. Sadowski upon the exercise of outstanding options.
(15) Includes 537,922 shares of Common Stock issuable to all directors and executive officers as a group upon the exercise of outstanding options.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Chief Executive Officer and the three other most highly compensated executive officers (the "Named Executive Officers") as of the year ended December 31, 1997 for services in all capacities as well as compensation earned by such person for the previous two fiscal years (if the person was an executive officer during any part of such fiscal year):



                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                             ANNUAL COMPENSATION                     COMPENSATION
                                                   ---------------------------------------           ------------
     NAME AND                                                                 OTHER ANNUAL              STOCK
     PRINCIPAL                     FISCAL          SALARY        BONUS        COMPENSATION             OPTIONS
     POSITION                       YEAR            ($)           ($)             ($)(1)                  (#)
-------------------------          ------          ------        -----        ------------           ------------
Franklin Pass, M.D.,                1997           210,000           --          15,698                400,000
   Chairman, President              1996           192,500       57,500           7,967                131,425
   and Chief Executive              1995           175,000           --           5,174                 45,697
   Officer

Mark Derus, Vice                    1997           120,000           --           5,000                 15,000
   President, Finance,              1996            98,450       33,950              --                 45,617
   Chief Financial                  1995            89,500           --              --                 22,819
   Officer and Secretary

Todd Leonard, Vice                  1997           110,000           --              --                 15,000
   President, Business              1996           107,280       14,745              --                 40,117
   Development                      1995            85,500       12,000              --                 34,274

Peter Sadowski, Vice                1997           112,000           --              --                 15,000
   President, Product               1996            98,450       18,950           4,700                 34,617
   Development                      1995            89,500           --              --                 19,041


--------------------
(1) Represents premiums paid for disability and life insurance policies with coverage limits in excess of those provided under the Company's employee insurance policy.

                                  STOCK OPTIONS

OPTION GRANTS DURING 1997

The following table sets forth individual grants of stock options made to the Named Executive Officers during the year ended December 31, 1997:

                                                                                           POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                         PERCENT OF                                            ANNUAL RATES
                      NUMBER OF         TOTAL OPTIONS       EXERCISE                          OF STOCK PRICE
                     SECURITIES          GRANTED TO         PRICE OR                           APPRECIATION
                     UNDERLYING           EMPLOYEES           BASE                           FOR OPTION TERM(3)
                      OPTIONS              DURING           PRICE/SH.      EXPIRATION      -----------------------
      NAME           GRANTED(#)          THE YEAR(%)           ($)            DATE            5%($)        10%($)
----------------     ----------          -----------        ---------      ----------      ---------     ---------
Franklin Pass(1)      400,000                 66.4           $5.38           2/21/07       1,353,381     3,430,288

Mark Derus(2)          15,000                  2.5            2.19          12/17/07          20,663        52,363

Todd Leonard(2)        15,000                  2.5            2.19          12/17/07          20,663        52,363

Peter Sadowski(2)      15,000                  2.5            2.19          12/17/09          20,663        52,363

------------------------------
(1) Incentive stock option granted pursuant to the Company's 1996 Incentive and Stock Option Plan on February 21, 1997. Such options vest in equal monthly installments over 48 months.

(2) Incentive stock option granted pursuant to the Company's 1996 Incentive and Stock Option Plan on December 17, 1997. Such options vest in five equal installments on December 17 of each of 1998, 1999, 2000, 2001 and 2002.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices.


AGGREGATED OPTION EXERCISES IN 1997 AND YEAR END OPTION VALUES

The following table provides information concerning stock option exercises and the value of unexercised options at December 31, 1997 for the Named Executive
Officers:

                                                           NUMBER OF                       VALUE OF
                      SHARES                         SECURITIES UNDERLYING                UNEXERCISED
                     ACQUIRED                             UNEXERCISED                IN-THE-MONEY OPTIONS
                        ON           VALUE           OPTIONS AT YEAR END(#)             AT YEAR END($)(1)
                     EXERCISE      REALIZED      -----------------------------   -----------------------------
      NAME              (#)          ($)         EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
--------------       --------      --------      -----------     -------------   -----------     -------------
Franklin Pass            0               0          257,284         396,000          52,552          52,552

Mark Derus               0               0           72,339          45,400          23,648          23,648

Todd Leonard        11,425          28,730           59,816          41,000          15,767          15,767

Peter Sadowski           0               0           59,477          36,600           9,597           9,597

-----------------
(1) The dollar values shown are calculated by determining the difference between the fair market value of the Common Stock underlying the option at year end (equal to $2.00 at December 31, 1997) and the exercise price of the options at year end.

PERFORMANCE GRAPH

The graph below provides an indication of cumulative total shareholder returns ("Total Return") for the Company as compared with the Nasdaq Composite Index and the Nasdaq Non-Financial Stock Index weighted by market value at each measurement point.

This graph covers the period beginning October 3, 1996, when the Company's Common Stock was first traded on the Nasdaq National Market, through December 31, 1997. The graph assumes $100 was invested in each of the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Non-Financial Stock Index on October3, 1996 (based upon the closing price of each). Total Return assumes reinvestment of dividends.


                                [GRAPH OMITTED]


                              OCTOBER 3,  DECEMBER 31,  DECEMBER 31,
                                1996         1996          1997
                             -----------  ------------  ------------

Medi-Ject                      $100.00      $ 69.05        $ 38.10
Nasdaq Composite Index          100.00       104.47         128.20
Nasdaq Non-Financial Stocks     100.00       103.41         121.35

                             APPOINTMENT OF AUDITORS
                           (Item 2 on the Proxy Card)

At the meeting, a vote will be taken by the Board of Directors on a proposal to ratify the appointment of KPMG Peat Marwick LLP ("KPMG") as independent auditors of the Company for the year ending December 31, 1998. KPMG has audited the Company's financial statements since 1995.

A representative of KPMG is expected to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy at the Annual Meeting, is necessary to ratify the appointment of KPMG as independent auditors of the Company.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING, IS NECESSARY FOR APPROVAL OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL TO SELECT KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.


                APPROVAL OF THE MEDI-JECT CORPORATION 1998 STOCK
                     OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Item 3 on the Proxy Card)

On February 11, 1998, the Board of Directors approved the Medi-Ject Corporation 1998 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), subject to shareholder approval. No awards have been granted under the Directors' Plan.

The Board of Directors believes that stock option grants under the Directors' Plan are an important element in attracting and retaining highly skilled and qualified non-employee directors, and, furthermore, that stock option grants are highly effective in aligning the interests of such directors with those of the shareholders. Therefore, the Board of Directors believes that it is desirable to adopt and approve the Directors' Plan.

DIRECTORS' PLAN

The purpose of the Directors' Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining non-employee directors capable of contributing to the growth and success of, and providing strategic direction to, the Company, and by offering such non-employee directors an opportunity to acquire a proprietary interest in the Company, thereby providing them with incentives to put forth maximum efforts for the success of the Company's business and aligning the interests of such non-employee directors with those of the Company's shareholders. The following is a description of the material terms and conditions of the Directors' Plan.

The Directors' Plan will be administered by a committee of the Board of Directors. A total of 150,000 shares of Common Stock currently are available and reserved for issuance upon the exercise of options granted under the Directors' Plan. All members of the Board of Directors who are not otherwise employees of the Company or any subsidiary of the Company are eligible to receive awards under the Directors' Plan. There are currently six directors eligible to participate in the Directors' Plan. Awards will be in the form of nonqualified stock options ("Nonqualified Stock Options") and may not have a term greater than 10 years.

Awards granted under the Directors' Plan will be as follows: (1) an option to purchase 5,000 shares of the Company's Common Stock as of the day the Directors' Plan was adopted by the Board of Directors (February11, 1998), (2) an option to purchase 10,000 shares of the Company's Common Stock will be granted automatically to each eligible director on the day that any eligible director is first elected to the Board of Directors (provided that no director who was a director of the Company on the day the Board of Directors approved the Directors' Plan is eligible to receive such award) and (3) an option to purchase 5,000 shares of the Company's Common Stock will be granted automatically on the first business day of each calendar year to each eligible director in office on such day. The committee administering the Directors' Plan has the power to interpret and administer the Directors' Plan and establish rules under the Directors' Plan. Under the Directors' Plan, participants exercising options may surrender shares of Common Stock (previously owned by the participant) to the Company in payment of the exercise price thereunder. In the event any dividend, distribution, recapitalization, stock split, merger, consolidation, or other event occurs that affects the options granted under the Directors' Plan such that an adjustment is appropriate to prevent dilution or enlargement of benefits under the Directors' Plan, the committee administering the Directors' Plan may make such adjustments to awards under the Directors' Plan as it deems necessary to preserve the benefits intended under the Directors' Plan and such awards. Awards granted under the Directors' Plan are not transferable.

The Directors' Plan will expire on February 11, 2008, unless terminated earlier by the Board of Directors. No option may be granted after such termination, but termination of the Directors' Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option previously granted.

Tax Matters. The following is a summary of the principal federal income tax consequences generally applicable to options granted under the Directors' Plan. The grant of an option will result in no tax consequences for the recipient or the Company. Upon exercise of a stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the option price, and the Company will then be entitled at that time to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option.

Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the Company's deduction may be determined as of such date.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING, IS NECESSARY FOR APPROVAL OF THE DIRECTORS' PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE DIRECTORS' PLAN.

                                  OTHER MATTERS

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, annual report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail but, in addition, officers of the Company may solicit proxies personally by telephone or special letter but such persons will not receive extra compensation from the Company for doing so.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and ten percent shareholders are also required by the SEC's rules to furnish the Company with copies of all Section 16(a) reports they file.

Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during 1996. Based solely on its review of the copies of such reports received by it or by written representations from certain reporting persons, the Company believes that during the year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with except that (1) the statement of changes in beneficial ownership of securities (Form 4) for Mr. Shapiro and (2) the annual statement of beneficial ownership reports (Form 5) for Messrs. Derus, Leonard and Sadowski were not filed on a timely basis due to administrative errors.

OTHER MATTERS

The Board of Directors does not intend to present to the Annual Meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

The Company is including with this Proxy Statement its Annual Report to Shareholders for the year ended December 31, 1997, which includes an audited balance sheet as of that date and the related statements of earnings, cash flows and stockholders' equity, as well as other financial information relating to the Company, including Management's Discussion and Analysis of Financial Condition and Results of Operations. SHAREHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1997 FORM 10-K REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO MEDI-JECT CORPORATION, 161 CHESHIRE LANE, SUITE 100, PLYMOUTH, MINNESOTA 55441, ATTENTION: CHIEF FINANCIAL OFFICER.

                            PROPOSALS OF SHAREHOLDERS

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by company action in accordance with proxy rules. The Company's annual meeting of shareholders for the year ending December 31, 1998 is expected to be held on or about May 19, 1999, and the proxy materials in connection with that meeting are expected to be mailed on or about April 15, 1999. Shareholder proposals for that meeting must be prepared in accordance with the proxy rules and received by the Company on or before December 16, 1998.

                              MEDI-JECT CORPORATION

                1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

       1. PURPOSE OF PLAN

       This plan shall be known as the "Medi-Ject Corporation 1998 Stock Option Plan For Non-Employee Directors" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of Medi-Ject Corporation, a Minnesota corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable non-employee directors and by providing additional incentive for such directors to increase their interest in the Company's long-term success and progress. Options granted under this Plan shall be nonqualified stock options which do not qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

       2. STOCK SUBJECT TO PLAN

       Subject to the provisions of Section 10 hereof, the stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Subject to the adjustment as provided in Section 10 hereof, the maximum number of shares for which options may be exercised under this Plan shall be 150,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

       3. ADMINISTRATION OF PLAN

       The Plan shall be administered by a committee composed of members of the Board of Directors of the Company (the "Committee"). The Committee shall have plenary authority in its discretion, subject to the express provisions of this Plan including the restrictions contained in Section 11 below, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the foregoing matters shall be final and conclusive.

       4. ELIGIBILITY

       (a) Each director of the Company who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan.

       (b) An option to purchase 10,000 shares of Common Stock shall be granted automatically on the day that any Eligible Director is first elected to the Board of Directors; provided, however, that if such day is not a business day, such grant shall be effective on the first business day following such election. Such grants shall only be made to Eligible Directors who were not directors of the Company on the date this Plan is adopted by the Board of Directors.

       (c) An option to purchase 5,000 shares of Common Stock shall be granted automatically on the date this Plan is adopted by the Board of Directors (February 11, 1998) subject to shareholder approval of this Plan as provided in
Section 13 hereof, and, thereafter, an option to purchase 5,000 shares of Common Stock shall be granted automatically on the first business day of each calendar year (the "Annual Option Grant Date") during the term of the Plan, beginning on January 4, 1999, to each Eligible Director in office on such Annual Option Grant Date.

       (d) Notwithstanding the above, any Eligible Director may elect not to receive any option, in whole or in part, which would otherwise be granted to such Eligible Director pursuant to the terms hereof by giving notice of such election to the Company.

       5. PRICE

       The option price for all options granted under the Plan shall be the fair market value of the shares covered by the option on the date the option is granted. For purposes of this Plan, the fair market value of the Common Stock on a given date shall be (i) the last sale price of the Common Stock as reported on the Nasdaq Stock Market on such date, if the Common Stock is then quoted on the Nasdaq Stock Market or (ii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

       6. TERM

       Each option shall, subject to the provisions of Section 8 hereof, expire 10 years from the date on which the option was granted.

       7. EXERCISE OF OPTION

       (a) Options granted under the Plan shall not be initially exercisable by the optionee but shall become exercisable in full on the first anniversary of the date of grant.

       (b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

       (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either (i) in cash (including check, bank draft or money order), or (ii) by delivering the Company's Common Stock already owned by the optionee having a fair market value on the date of exercise equal to the full purchase price of the shares, or (iii) by any combination of cash and the method specified in (ii) of this sentence. For purposes of the preceding sentence, the fair market value of Common Stock tendered shall be determined as provided in Section 5 hereof as of the date of exercise. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

       8. EFFECT OF TERMINATION OF DIRECTORSHIP OR DEATH OR DISABILITY

       (a) In the event that an optionee shall resign or be removed without cause as a member of the Board of Directors of the Company or its subsidiaries, such optionee shall have the right to exercise the option for a period of ninety
(90) days after such resignation or removal to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

       (b) In the event that an optionee shall die or become disabled while a Director of the Company or its subsidiaries, such optionee (or such optionee's guardian, administrators or personal representative) shall have the right to exercise the option for a period of one year after the date of such death or disability to the extent of the full number of shares he or she was entitled to purchase under the option on the date of death or disability, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

       (c) In the event that an optionee shall cease to be a director of the Company by reason of his or her gross and willful misconduct during the course of his or her service as a director of the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

       (d) Nothing in this Plan or in any agreement hereunder shall confer on any optionee any right to continue as a director of the Company or affect in any way any legal rights with respect to termination of such directorship or removal of such optionee as a director.

       9. NON-TRANSFERABILITY

       No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution. Except as provided in Section 8 herein with respect to disability of the optionee, during the lifetime of an optionee, the option shall be exercisable only by such optionee.

       10. DILUTION OR OTHER ADJUSTMENTS

       If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the exercise prices thereof in order to prevent dilution or enlargement of option rights.

       11. AMENDMENT OR DISCONTINUANCE OF PLAN

       If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the option exercise prices thereof in order to prevent dilution or enlargement of option rights.

       12. TIME OF GRANTING

       Unless the Plan shall have been discontinued as provided in Section 12 hereof, the Plan shall terminate upon the expiration of 10 years from the date upon which it takes effect as provided in Section 13 hereof. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

       13. EFFECTIVE DATE AND TERMINATION OF PLAN

       (a) The Plan was approved by the Board of Directors on February 11, 1998, and shall be effective from that date, subject to the approval by shareholders of the Company. In the event shareholder approval is not obtained, this Plan shall be of no force or effect, and any option previously granted hereunder shall terminate. The Plan shall be submitted for approval to shareholders of the Company within 12 months of the effective date.

       (b) Unless the Plan shall have been discontinued as provided in Section 11 hereof, the Plan shall terminate on February 11, 2008. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

       14. GOVERNING LAW

       The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Minnesota and construed accordingly.

                             MEDI-JECT CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Franklin Pass, M.D. and Mark S. Derus as proxies, each with the power to appoint a substitute, and hereby authorizes them to present and to vote, as designated below, all shares of capital stock of the Company the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on May 19, 1998, and at all adjournments thereof:

1. Election of Directors
 [_] FOR all nominees listed below (except as marked to the contrary below)
 [_] WITHHOLD AUTHORITY to vote for all nominees listed below
 To withhold authority to vote for any nominee, strike a line through the name in the list below:
                             For Term Expiring at
                             2001 Annual Meeting
                             Geoffrey Guy, M.D.
                             Fred L. Shapiro, M.D.

2. Proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors
 [_] FOR     [_] AGAINST     [_] ABSTAIN

3. Proposal to approve the 1998 Stock Option Plan for Non-Employee Directors
 [_] FOR     [_] AGAINST     [_] ABSTAIN

             (continued, and to be dated and signed, on other side)
P
R
O
X
Y
  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE ABOVE ITEMS.
                                           ------------------------------------
                                           Signature

                                           ------------------------------------
                                           Please print name

                                           ------------------------------------
                                           Signature if held jointly

                                           ------------------------------------
                                           Please print name

                                           Dated: _______________________, 1998
                                           INSTRUCTIONS: Please sign exactly
                                           as your name appears on the label
                                           affixed hereto. When shares are
                                           held by joint tenants, both should
                                           sign. When signing as attorney, ex-
                                           ecutor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in the full corporate name by an
                                           authorized officer. If a partner-
                                           ship, please sign in partnership
                                           name by authorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. A RETURN ENVELOPE IS
                         ENCLOSED FOR YOUR CONVENIENCE.